Exhibit 10.4

FIRST AMENDMENT

TO THE

CLEVELAND-CLIFFS INC.

2000 VOLUNTARY NON-QUALIFIED
DEFERRED COMPENSATION PLAN
(AMENDED AND RESTATED AS OF JANUARY 1, 2000)

WHEREAS, Cliffs Natural Resources Inc. (the “Company”) sponsors the Cleveland-Cliffs Inc. Voluntary Non-Qualified Deferred Compensation Plan (the “2000 Plan Instrument”), which amended and restated the Cleveland-Cliffs Inc. Voluntary Non-Qualified Deferred Compensation Plan originally effective June 1, 1989 (the “Plan”);

WHEREAS, the Company adopted the Cliffs Natural Resources Inc. 2005 Voluntary Non-Qualified Deferred Compensation Plan (the “2005 Plan Instrument”) which amended the 2005 Plan Instrument;

WHEREAS, Article I, Section 1.1 of the 2005 Plan Instrument provides that the Accounts and Plan benefits of any Eligible Employee which were earned and vested prior to January 1, 2005 (together with earnings, gains and losses thereon), and the time, form and amount of payment thereof, shall be governed in accordance with the terms of the Plan prior to this amendment and restatement (i.e., the 2000 Plan Instrument as amended), and no provision of the 2005 Plan Instrument shall have any impact on the time, form and amount of payment of such Accounts and benefits;

WHEREAS, the Company desires to outsource the administration of benefit payments and elections under both the 2005 and 2000 Plan Instruments; and

WHEREAS, in order to facilitate such outsourcing, both the 2005 and 2000 Plan Instruments must be amended;

NOW THEREFORE, THIS FIRST AMENDMENT to the 2000 Plan Instrument is made pursuant to Section 9.1 of the 2000 Plan Instrument by Cliffs Natural Resources Inc. (the “Company”), effective as of the date this amendment is adopted by the Company, except as otherwise specifically set forth below.

1.    All references in the 2000 Plan Instrument to “Cleveland-Cliffs Inc.” shall be changed to “Cliffs Natural Resources Inc.”.

2.    The name of the Plan shall be the “Cliffs Natural Resources Inc. Voluntary Non-Qualified Deferred Compensation Plan” and all references in the 2000 Plan Instrument shall be construed accordingly.

3.    The 2000 Plan Instrument is hereby amended by replacing Section 5.5 with the following:

5.5    Crediting of Dividend Equivalents. Each Deferred Share Award Account shall be credited, as of the payment date of any cash dividend paid on Shares, with additional Units equal in value to the amount of cash dividends paid by the Company on that number of Shares equivalent to the Units in such Deferred Share Award Account on such payment date. Such dividend equivalents shall be valued using Fair Market Value. Until a Participant or his or her Beneficiary receives his or her entire Deferred Share Award Account, the unpaid balance thereof credited in Units shall earn dividend equivalents as provided in this Section 5.5.

An election of a Participant prior to January 1, 2013 to convert Units representing dividend equivalents to cash to be credited to his or her Deferral Account under the provisions of this Section 5.5 as they existed prior to this First Amendment shall not be effective after December 31, 2012.

4.    The 2000 Plan Instrument is amended by adding the following to the end of Sections 6.3, Annex A.7.6, and Annex B 7.6:

Notwithstanding the foregoing or any other provision of the Plan to the contrary, effective October 1, 2012, withdrawals will no longer be permitted on account of an unforeseeable financial emergency.

5.    The 2000 Plan Instrument is hereby amended by adding the following new paragraph to the end of Section 6.5(a):

Notwithstanding any provision of this Plan instrument to the contrary, effective for changes on or after October 1, 2012 by the Participant made with respect to the date and/or form of payment of amounts deferred, the changes to the date or form of payment shall be subject to the following:

(i)
One Election. A Participant shall be permitted only a single election under this paragraph of Section 6.5(a) with respect to his Deferral Benefit and a single election under this paragraph of Section 6.5(a) with respect to his Deferred Share Award Benefit.

(ii)
Form of Payment. Each Participant, on a form made available by the Committee and subject to such other rules and requirements as the Committee may prescribe, may irrevocably elect to receive his Deferral Benefit or Deferred Share Award Benefit in either a lump sum distribution or an annual installment distribution from two (2) to ten (10) years.

(iii)
Time of Payment. The payment of such lump sum or the first payment of an installment distribution elected above, shall commence on, or as soon as is practicable following, the Participant's termination of service as an employee with the Employer and all Selected Affiliates (“Termination Date”), and the remaining installments, if applicable, shall be paid on each anniversary of the Participant's Termination Date or as soon thereafter as is administratively practicable.

6.    The 2000 Plan Instrument is hereby amended by adding the following sentence to the end of Section 6.5(c):

See Section 6.5(a) with respect to distribution elections made on or after October 1, 2012.

7.    The 2000 Plan Instrument is hereby amended by adding the following sentence to the end of Sections 6.7, Annex A 7.4 and Annex B 7.4:

Notwithstanding the foregoing provisions of this Section, effective October 1, 2012, withdrawals under this Section will no longer be permitted.

8.    The 2000 Plan Instrument is hereby amended by replacing Section 6.8 with the following:

6.8    Small Benefit. In the event the Committee determines that the vested balance of the Participant's Account and Deferred Share Award Account is less than $50,000 at the time of commencement of payments, the Employer may pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan to the contrary. Such lump sum payment shall be equal to the vested balance of the Participant's Account, or the portion thereof payable to a beneficiary.

9.    The 2000 Plan Instrument is amended by adding the following new sections to the end of Article X:

10.10    Employer's Liability. An Employer's liability for the payment of benefits under this Plan is exclusively contained in this Plan instrument, Participation Agreements and other forms used to administer this Plan. Neither the Company nor any other Employer shall have an obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Participation Agreement and other administrative forms.

10.11    Deadline to File a Claim under Plan; Deadline to file Legal Action. No claim for benefits may be made by a Participant or Beneficiary on any disputed matter pertaining to this Plan unless such claim is made within one (1) year following the occurrence of the earliest event upon which the claim may be made. With respect to any claim relating to the contents of a notice pertaining to this Plan, the Participant or Beneficiary must make such claim within one (1) year following the date the notice was given. No legal action to enforce or clarify rights under this Plan or under any provision of law, whether or not statutory, or any other action arising from, or related to, this Plan, may be brought by any Participant or Beneficiary on any matter pertaining to this Plan unless the legal action is commenced in the proper forum as prescribed by Section 10.12 before the earlier of: (a) two (2) years after the Participant or Beneficiary knew or reasonably should have known of the principal facts on which the claim is based; or (b) one (1) year after the Participant or Beneficiary has exhausted any claim procedure applicable to this Plan. For purposes of applying the foregoing provisions of this Section, knowledge of all of the facts that a Participant knew or reasonable should have known shall be imputed to every Participant or Beneficiary who is or claims to be a beneficiary of the Participant or otherwise claims to derive a benefit or entitlement under this Plan by reference to that Participant.

10.12    Venue. Any legal actions, suits or proceedings pertaining to this Plan shall be brought in the courts of Ohio (whether federal or state) and the Participant, Beneficiary, persons claiming to be a beneficiary or any other persons who claim to derive a benefit or entitlement under this Plan by reference to the Participant irrevocably submit to the exclusive jurisdiction of Ohio courts. The Participant, Beneficiary, persons claiming to be a Beneficiary or any other person who claim to derive a benefit or entitlement under this Plan by reference to the Participant waive, to the fullest extent permitted by law, any objection any such person may now or hereafter have to laying venue in any suit, action or proceeding hereunder in any court, as well as any right any such person may now or hereafter have to remove any such suit, action or proceeding once commenced to another court in any jurisdiction on the grounds of forum non-convenience or otherwise. In the event that any such person resorts to an improper forum, such forum shall award the Company reasonable attorney's fees and costs incurred by the Company to enforce the provisions of this Plan, and such forum shall award the Company such other legal or equitable relief as the forum deems appropriate.

10.13    Use of Electronic Media and Written Communications. All Plan notices and all Participant or Beneficiary notices, designations, elections, consents or waivers must be in writing (which may include an electronic communication) and made in a form the Plan specifies or otherwise approves. Any person entitled to notice under the Plan may waive the notice or shorten the notice period unless such actions are contrary to applicable law. The Plan, using any electronic medium, may give or receive any Plan notice, communicate any Plan policy, conduct any written Plan communication, satisfy any Plan filing or other compliance requirement and conduct any other Plan transaction to the extent permissible under applicable law. A Participant, a Participant's spouse, or a Beneficiary, may use any electronic medium to provide any Beneficiary designation, election, notice, consent or waiver under the Plan, to the extent permissible under applicable law. Any reference in this Plan to a "form," a "notice," an "election," a "consent," a "waiver," a "designation," a "policy" or to any other Plan-related communication includes an electronic version thereof as permitted under applicable law.

10.    The definition “Settlement Date” in each of Section Annex A 2.1 and Section Annex B 2.1 of the 2000 Plan Instrument is hereby amended by striking “the later of the date” and inserting in lieu thereof “the earlier of the date”.

11.    Sections Annex A 6.4(a)(i) and Annex B 6.4(a)(i) of the 2000 Plan Instrument are amended by striking the following sentence: “Fractional Shares shall be credited to the Cash Account.”

12.    The 2000 Plan Instrument is amended by adding the following sentence to the current end of Sections Annex A 6.4 (a)(ii), Annex A 7.2(b), Annex B 6.4(a)(ii), and Annex B 7.2(b):

Notwithstanding the foregoing, effective November 1, 2012, the conversion of dividend equivalent units to cash shall no longer be available and all cash dividends shall be deemed reinvested in dividend equivalent units.

13.    The 2000 Plan Instrument is amended by adding the following to the end of Sections Annex A 7.3(b) and Annex B 7.3(b):

Notwithstanding the foregoing, effective November 1, 2012 any cash arising from a fractional Share shall be applied towards the Participant's withholding taxes as described in Section 10.4 of the Plan.

14.    The 2000 Plan Instrument is amended by adding the following new paragraph to the end of Section Annex A 7.3(d) and Section Annex B 7.3(d):

Notwithstanding any provision of this Plan instrument to the contrary, effective for changes on or after October 1, 2012 by the Participant made with respect to the date and/or form of payment of amounts deferred, the changes to the date or form of payment shall be subject to the following:

(i)	One Election. A Participant shall be permitted only a single election under this paragraph of this Section with respect to his Account.

(ii)
Form of Payment. Each Participant, on a form made available by the Committee and subject to such other rules and requirements as the Committee may prescribe, may irrevocably elect to receive his Account in either a lump sum distribution or an annual installment distribution from two (2) to ten (10) years.

(iii)
Time of Payment. The payment of such lump sum or the first payment of an installment distribution elected above, shall commence on, or as soon as is practicable following, the Participant's Termination Date, and the remaining installments, if applicable, shall be paid on each anniversary of the Participant's Termination Date or as soon thereafter as is administratively practicable.

15.    The benefits earned and vested before January 1, 2005 under the original Plan document and the 2000 Plan Instrument are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, as described in the 2005 Plan Instrument. The Company intends that the amendments made to the 2000 Plan Instrument by this First Amendment are not “material modifications” within the meaning of Treasury Regulation § 1.409A-6(a)(4) to such instrument. The Plan, as amended by the 2000 Plan Instrument and this First Amendment, shall be interpreted, operated and administered in a manner consistent with this intention.

16.    Notwithstanding the foregoing provisions of this First Amendment and pursuant to Section 9.1 of the 2000 Plan Instrument, the Company hereby reserves the right to suspend or reinstate any or all of the provisions of this First Amendment at any time and to the extent so suspended apply the provisions of the 2000 Plan Instrument as in effect immediately prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, a duly authorized officer of the Company, pursuant to the authorization of the Board of Directors of the Company, has caused this FIRST AMENDMENT to be executed on this 11th day of September, 2012, effective as set forth above.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ James Michaud
Title: Senior Vice President, Human Resources & Chief Human Resource Officer